     As filed with the Securities and Exchange Commission on August 24, 2001

                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                            RFS Hotel Investors, Inc.
             (Exact name of registrant as specified in its charter)


           TENNESSEE                                 Issuer:  62-1534743
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                       850 Ridge Lake Boulevard, Suite 200
                            Memphis, Tennessee 38120
                    (Address of principal executive offices)

                                  ------------

             RFS Hotel Investors, Inc. Employee Stock Purchase Plan
                            (Full title of the plan)

                                  ------------

                               Randall L. Churchey
                            RFS Hotel Investors, Inc.
                       850 Ridge Lake Boulevard, Suite 200
                            Memphis, Tennessee 38120
                                 (901) 767-7005
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:

                                 David C. Wright
                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 788-8200

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                   Proposed maximum  Proposed maximum
      Title of securities          Amount to be     offering price      aggregate          Amount of
       to be registered             registered         per share      offering price   registration fee
---------------------------------------------------------------------------------------------------------
Common Stock, par value $.01      500,000 Shares        $14.50*        $7,250,000*        $1,812.50*
per share
=========================================================================================================

(*) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of RFS Hotel Investors, Inc. common stock (the "Common Stock") on The New York Stock Exchange on August 21, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by RFS Hotel Investors, Inc. (the "Company") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         (b) The Company's Quarterly Report on Form 10-Q for each of the quarter ended March 31, 2001 and the quarter ended June 30, 2001.

         (c) The Company's reports on Form 8-K filed as of August 3, 2001, May 3, 2001, January 16, 2001, January 31, 2001 and May 12, 1999 and
              the Company's report on Form 8-K-A filed as of March 20, 2001.

         (d) The Company's definitive proxy statement dated March 22, 2001 in connection with the annual meeting of shareholders held on May 3, 2001.

         (e) The description of the Company's common stock on Form 8-A dated August 1, 1996.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company will provide on request and without charge to each person to whom this prospectus is delivered a copy (without exhibits) of any or all documents incorporated by reference into this Registration Statement. Requests for such copies should be directed to RFS Hotel Investors, Inc., 850 Ridge Lake Boulevard, Suite 200, Memphis, Tennessee 38120; Attention: Secretary (telephone:
901-767-7005).

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Charter obligates the Company to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Tennessee law. The Tennessee Business Corporation Act ("TBCA") permits a corporation to indemnify its present and former directors and officers, among others, against judgments, settlements, penalties, fines or reasonable expenses incurred with respect to a proceeding to which they may be made a party by reason of their service in those or other capacities if (i) such persons conducted themselves in good faith, (ii) they reasonably believed, in the case of conduct in their official capacities with the corporation, that their conduct was in its best interests and, in all other cases, that their conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe that their conduct was unlawful. The Company has entered into indemnification agreements with its executive officers and directors providing for indemnification by the Company of its executive officers and directors to the fullest extent permitted by applicable law.

         Any indemnification by the Company pursuant to the provisions of the Charter or indemnification agreements described above shall be paid out of the assets of the Company and shall not be recoverable from the shareholders. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Commission such indemnification is contrary to public policy and is, therefore, unenforceable.

         The TBCA permits the charter of a Tennessee corporation to include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision cannot eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, without violating the TBCA or the corporation's charter. The Company's Charter contains a provision eliminating the personal liability of its directors or officers to the Company or its shareholders for money damages to the maximum extent permitted by Tennessee law from time to time.

         The Fifth Amended and Restated Agreement of Limited Partnership of RFS Partnership, L.P. (the "Partnership"), as amended, provides, generally, for the indemnification of an "indemnitee" against losses, claims, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable expenses) that relate to the operations of the Partnership unless it is established that
(i) the act or omission of the Indemnitee was material and either was committed in bad faith or pursuant to active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. For this purpose, the term "Indemnitee" includes any person made a party to a proceeding by reason of his status as a director or officer of the Partnership, or the Company, and such other persons (including affiliates of the Company or the Partnership) as the Company, may designate from time to time in its discretion. Any such indemnification will be made only out of assets of the Partnership, and in no event may an Indemnitee subject the limited partners of the Partnership to personal liability by reason of the indemnification provisions in the Partnership Agreement. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted pursuant to the foregoing provisions or otherwise, the Partnership has been advised that, in the opinion of the Commission, such indemnification is against public policy and, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

     EXHIBIT NO.
     -----------

         3.1      Second Restated Charter of the Company (previously filed as
                  Exhibit 4.1 to the Company's Registration Statement on Form
                  S-3, (Registration Statement No. 333-3307) and incorporated by reference hereto).

         3.1(a)   Articles of Amendment to the Second Amended and Restated
                  Charter of the Company (previously filed as Exhibit 3.1 to the Company's current report on Form 8-K dated January 16, 2001 and incorporated by reference hereto).

         3.2 Bylaws of the Company (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-11 (Registration
                  No. 33-63696) and incorporated by reference hereto).

         4.1      RFS Hotel Investors, Inc. Employee Stock Purchase Plan.

         5.1 Opinion of Hunton & Williams as to the legality of the securities being registered.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to this Registration Statement on Form S-8).

         24.1 Powers of Attorney (located on the signature pages of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

A.       SUBSEQUENT DISCLOSURE.

         The Company hereby undertakes:

      (1)To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs
         (A)(1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company, pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       INCORPORATION BY REFERENCE.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and, where applicable, each filing on an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       COMMISSION POSITION ON INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 22nd day of August, 2001.


                                    RFS HOTEL INVESTORS, INC.
                                    (Registrant)



                                    BY: /s/ Randall L. Churchey
                                        ----------------------------------------
                                        Randall L. Churchey
                                        President and Chief Operating Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned, in his capacity as officer or director, or both, as the case may be, of RFS Hotel Investors, Inc. does hereby appoint Randall L. Churchey and Kevin M. Luebbers, and each of them severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as director or officer, or both, as the case may be, this Registration Statement and any and all amendments and post-effective amendments thereto, and all instruments necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without the other attorney and shall have full power and authority to do and perform in the name and on behalf of each of said directors or officers, or both as the case may be, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as which each of said officers or directors, or both, as the case may be, might or could do in person, hereby ratifying and confirming all that said attorneys or attorney may lawfully do or cause to be done by virtue hereof.

            SIGNATURE                                TITLE                                DATE
            ---------                                -----                                ----


/s/ Robert M. Solmson                      Chief Executive Officer and                August 22, 2001
------------------------------------       Chairman of the Board (Principal
Robert M. Solmson                          Executive Officer)


/s/ Randall L. Churchey                    President, Chief Operating                 August 22, 2001
------------------------------------       Officer and Director
Randall L. Churchey


/s/ Kevin M. Luebbers                      Executive Vice President,                  August 22, 2001
------------------------------------       Secretary, Treasurer and Chief
Kevin M. Luebbers                          Financial Officer (Principal
                                           Financial and Accounting Officer)


/s/ Bruce E. Campbell                      Director                                   August 22, 2001
------------------------------------
Bruce E. Campbell


/s/ H. Lance Forsdick                      Director                                   August 22, 2001
------------------------------------
H. Lance Forsdick


/s/ R. Lee Jenkins                         Director                                   August 20, 2001
------------------------------------
R. Lee Jenkins

/s/ Richard Reiss, Jr.                     Director                                   August 21, 2001
------------------------------------
Richard Reiss, Jr.


/s/ Michael S. Starnes                     Director                                   August 22, 2001
------------------------------------
Michael S. Starnes


/s/ John W. Stokes, Jr.                    Director                                   August 21, 2001
------------------------------------
John W. Stokes, Jr.


/s/ Karl L. Matthies                       Director                                   August 22, 2001
------------------------------------
Karl L. Matthies

                                  EXHIBIT INDEX

      EXHIBIT NO.                          DESCRIPTION
      -----------                          -----------

         3.1      Second Restated Charter of the Company (previously filed as
                  Exhibit 4.1 to the Company's Registration Statement on Form
                  S-3, (Registration Statement No. 333-3307) and incorporated by reference hereto).

         3.1(a)   Articles of Amendment to the Second Amended and Restated
                  Charter of the Company (previously filed as Exhibit 3.1 to the Company's current report on Form 8-K dated January 16, 2001 and incorporated by reference hereto).

         3.2 Bylaws of the Company (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-11 (Registration
                  No. 33-63696) and incorporated by reference hereto).

         4.1      RFS Hotel Investors, Inc. Employee Stock Purchase Plan.

         5.1 Opinion of Hunton & Williams as to the legality of the securities being registered.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to this Registration Statement on Form S-8).

         24.1 Powers of Attorney (located on the signature pages of this Registration Statement).